EXHIBIT 10.13

                     FFE TRANSPORTATION SERVICES, INC.

                             401(k) WRAP PLAN

                             TABLE OF CONTENTS

                                                             Page

ARTICLE I - PURPOSE OF PLAN                                     1
     1.1  PURPOSE OF PLAN                                       1

ARTICLE II - DEFINITIONS                                        1
     2.1  ACCOUNT                                               1
     2.2  AFFILIATE                                             1
     2.3  BENEFICIARY                                           1
     2.4  BOARD                                                 1
     2.5  CODE                                                  1
     2.6  COMMITTEE                                             1
     2.7  COMPANY                                               2
     2.8  COMPENSATION                                          2
     2.9  DISABILITY                                            2
     2.10 EARLY RETIREMENT                                      2
     2.11 EFFECTIVE DATE                                        2
     2.12 ELIGIBLE EMPLOYEE                                     2
     2.13 EMPLOYER CONTRIBUTION                                 2
     2.14 ENTRANCE DATE                                         2
     2.15 NONQUALIFIED EMPLOYER CONTRIBUTION                    2
     2.16 NONQUALIFIED SAVINGS CONTRIBUTION                     2
     2.17 PARTICIPANT                                           3
     2.18 PARTICIPANT ENROLLMENT AND ELECTION FORM              3
     2.19 PARTICIPATING EMPLOYER                                3
     2.20 PARTICIPATING EMPLOYER CONTRIBUTION                   3
     2.21 PHANTOM SHARE                                         3
     2.22 PLAN                                                  3
     2.23 PLAN YEAR                                             3
     2.24 RETIREMENT                                            3
     2.25 SAVINGS CONTRIBUTION                                  3
     2.26 SAVINGS PLAN                                          3
     2.27 TRANSFER DATE                                         3
     2.28 VALUATION DATE                                        3

ARTICLE III - ELIGIBILITY AND PARTICIPATION                     3
     3.1  REQUIREMENTS                                          4
     3.2  RE-EMPLOYMENT                                         4
     3.3  CHANGE OF EMPLOYMENT CATEGORY                         4

ARTICLE IV - NONQUALIFIED SAVINGS CONTRIBUTIONS                 4
     4.1  NONQUALIFIED SAVINGS ELECTIONS                        4
     4.2  PAYROLL DEDUCTIONS                                    4

     4.3  TIMING OF CONTRIBUTION                                4

ARTICLE V - NONQUALIFIED EMPLOYER CONTRIBUTIONS                 4
     5.1  NONQUALIFIED EMPLOYER CONTRIBUTION PERCENTAGE         5
     5.2  TIMING OF MATCH                                       5

ARTICLE VI - PARTICIPATING EMPLOYER CONTRIBUTIONS               5
     6.1  PARTICIPATING EMPLOYER CONTRIBUTION                   5
     6.2  TIMING OF CONTRIBUTION                                5

ARTICLE VII - PLAN ACCOUNTS                                     5
     7.1  ESTABLISHMENT OF ACCOUNTS                             5
     7.2  NONQUALIFIED SAVINGS ACCOUNT                          5
     7.3  NONQUALIFIED EMPLOYER CONTRIBUTION ACCOUNT            5
     7.4  PARTICIPATING EMPLOYER CONTRIBUTION ACCOUNT           6
     7.5  ALLOCATION OF INCOME                                  6
     7.6  ADJUSTMENTS TO NUMBER OF PHANTOM SHARES.              6

ARTICLE VIII - TRANSFERS TO SAVINGS PLAN                        6
     8.1  IN GENERAL                                            6
     8.2  NONQUALIFIED SAVINGS ACCOUNT TRANSFERS                6
     8.3  NONQUALIFIED EMPLOYER CONTRIBUTION ACCOUNT TRANSFERS  6
     8.4  FREQUENCY OF TRANSFERS                                6
     8.5  RESTRICTION                                           6
     8.6  NON-TRANSFERABILITY.                                  7

ARTICLE IX - ALLOCATION OF FUNDS                                7
     9.1  ALLOCATION OF EARNINGS OR LOSSES ON ACCOUNTS          7
     9.2  ACCOUNTING FOR DISTRIBUTIONS                          7
     9.3  INTERIM VALUATIONS                                    7

ARTICLE X - VESTING                                             7
     10.1 NONQUALIFIED SAVINGS CONTRIBUTIONS                    8
     10.2 NONQUALIFIED EMPLOYER CONTRIBUTIONS                   8
     10.3 PARTICIPATING EMPLOYER CONTRIBUTIONS                  8

ARTICLE XI - PAYMENTS OF BENEFITS                               8
     11.1 PAYMENTS OF BENEFITS                                  8
     11.2 PAYMENT UPON CHANGE IN CONTROL.                       8

ARTICLE XII - THE COMMITTEE                                     9
     12.1 COMMITTEE                                             9

ARTICLE XIII - ADMINISTRATION                                   9
     13.1 ADMINISTRATIVE AUTHORITY                              9
     13.2 UNIFORMITY OF DISCRETIONARY ACTS                     10
     13.3 LITIGATION                                           10
     13.4 PAYMENT OF ADMINISTRATION EXPENSES                   10
     13.5 CLAIMS PROCEDURE                                     10
     13.6 LIABILITY OF COMMITTEE, INDEMNIFICATION              11
     13.7 EXPENSES                                             12
     13.8 TAXES                                                12
     13.9 ATTORNEY'S FEES                                      12

ARTICLE XIV - MISCELLANEOUS PROVISIONS                         12
     14.1 GOVERNING LAW.                                       12
     14.2 NO EMPLOYMENT GUARANTEE.                             12
     14.3 COUNTERPART EXECUTION.                               12
     14.4 AMENDMENT; TERMINATION.                              12

                        ARTICLE I - PURPOSE OF PLAN

     1.1 PURPOSE OF PLAN. The Company intends and desires by the adoption of this Plan to recognize the value to the Company of the past and present services of Eligible Employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provisions for their future retirement security.

      This Plan has been adopted to provide certain select management and highly compensated employees of the Participating Employers covered under the Savings Plan for Employees of Frozen Food Express Industries, Inc. (the "Savings Plan") the opportunity to accumulate deferred compensation which cannot be accumulated under the Savings Plan because of the limitations on deferrals under Code Section 402(g) (the "Deferral Limit"), the limitations on annual additions under Code Section 415 (the "415 Limit"), the limitations on tax-qualified pension plan benefits under Code Section 401(a)(17) (the "Pay Cap"), and because Savings Contributions and Employer Contributions have been required to be returned under the Savings Plan because of the nondiscrimination rules under Code Sections 401(k)(3) ("ADP Restrictions") or 401(m)(2) ("ACP Restrictions").

      This Plan is intended to be "a plan which is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and shall be interpreted and administered in a manner consistent with that intent.

                         ARTICLE II - DEFINITIONS

      2.1 ACCOUNT means those separate accounts established and maintained under the Plan in the name of each Participant as required pursuant to the provisions of Article VII.

       2.2 AFFILIATE means any company which is included within a "controlled group of corporations" as determined under Code Section 1563 (without regard to subsections (a)(4) and (e)(3)(C) of such Section 1563) and Code Section 409(l)(4), with the Company.

      2.3 BENEFICIARY means a Participant's beneficiary or beneficiaries identified under the Savings Plan.

      2.4   BOARD  means  the  Board  of Directors  of  FFE  Transportation
Services, Inc.

      2.5 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

      2.6 COMMITTEE means the Committee appointed by the Board to administer the Plan.

      2.7 COMPANY means FFE Transportation Services, Inc., or any company which is a successor as a result of merger, consolidation, liquidation, transfer of assets, or other reorganization.

      2.8 COMPENSATION means "Compensation" as that term is defined in the Savings Plan.

     2.9 DISABILITY means a determination of disability in accordance with the provisions of the Savings Plan.

      2.10 EARLY RETIREMENT means termination of employment following attainment of age 55 with ten (10) Years of Service (as determined in accordance with the provisions of the Savings Plan).

     2.11 EFFECTIVE DATE means January 1, 1997.

     2.12 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by a Participating Employer who is determined by the Committee to be a member of a select group of management or highly compensated employees, who is designated by the Committee to be eligible under the Plan, and who is a participant in the Savings Plan. The Committee shall notify those individuals, if any, who will be Eligible
Employees for the next Plan Year. If the Committee determines that an employee first becomes an Eligible Employee during a Plan Year, the Committee shall notify such employee of its determination and of the date during the Plan Year on which the employee shall first become an Eligible Employee.

       2.13 EMPLOYER CONTRIBUTION means those contributions by the Participating Employers to the Savings Plan for a Plan Year on account of the Savings Contributions made during that Plan Year by the participants in the Savings Plan.

      2.14 ENTRANCE DATE means the "Entrance Date" as that term is defined in the Savings Plan.

     2.15 NONQUALIFIED EMPLOYER CONTRIBUTION means an amount contributed by the Participating Employers on account of the Participant's Nonqualified Savings Contribution, pursuant to the provisions of Article V.

      2.16 NONQUALIFIED SAVINGS CONTRIBUTION means Compensation that is due to be earned and which would otherwise be paid to the Participant, which the Participant elects to defer under the Plan, determined without regard to the Deferral Limit, the 415 Limit, the Pay Cap or the ADP Restrictions under the Savings Plan, and which is contributed on behalf of each Participant by the Participating Employers pursuant to the provisions of
Article IV.

     2.17 PARTICIPANT means any person so designated in accordance with the provisions of Article III, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

      2.18 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

      2.19 PARTICIPATING EMPLOYER means the Company and any Affiliate that adopts the Plan.

      2.20 PARTICIPATING EMPLOYER CONTRIBUTION means an amount contributed by a Participating Employer pursuant to the provisions of Article VI.

      2.21 PHANTOM SHARE means a fictitious share of the common stock of Frozen Food Express Industries, Inc. which carries with it certain rights and benefits as described herein but which does not entitle the holder thereof either to equity rights or voting rights in Frozen Food Express Industries, Inc.

      2.22  PLAN  means this FFE Transportation Services, Inc. 401(k)  Wrap
Plan.

      2.23 PLAN YEAR means the "Plan Year" as that term is defined in the Savings Plan.

      2.24 RETIREMENT means termination of employment after attainment of age 65, as determined in accordance with the provisions of the Savings Plan.

      2.25 SAVINGS CONTRIBUTION means those contributions by the Company to the Savings Plan for a Plan Year on behalf of and on account of the qualified cash or deferral elections within the meaning of Code Section 401(k) made by the participants in the Savings Plan.

      2.26 SAVINGS PLAN means the Savings Plan for Employees of Frozen Food Express Industries, Inc.

      2.27 TRANSFER DATE means the date on which amounts credited to each Participant's Account for the Plan Year are transferred to the Savings Plan.

     2.28 VALUATION DATE means the last business day of each calendar month and any other date that the Committee, in its sole discretion, designates as a Valuation Date.

                ARTICLE III- ELIGIBILITY AND PARTICIPATION

      3.1 REQUIREMENTS. Every Eligible Employee as of the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entrance Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

      Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must execute a valid Participant Enrollment and Election Form in such manner as the Committee may require and must agree to make Nonqualified Savings Contributions as provided in Article IV.

      3.2 RE-EMPLOYMENT. If a Participant whose employment with the Participating Employers is terminated is subsequently re-employed, he or she shall become a Participant in the Plan in accordance with the provisions of Section 3.1 of this Article.

      3.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of a Participating Employer, but either ceases to be an Eligible Employee or a participant in the Savings Plan, he or she shall not be eligible to make additional Nonqualified Savings Contributions under this Plan.

              ARTICLE IV - NONQUALIFIED SAVINGS CONTRIBUTIONS

      4.1 NONQUALIFIED SAVINGS ELECTIONS. In accordance with rules established by the Committee, a Participant may elect to make a Nonqualified Savings Contribution with respect to a Plan Year by use of a Participant Enrollment and Election Form (but not to exceed 15% of Compensation). In addition, a participant in the Savings Plan who becomes a Participant during the Plan Year may elect to make a Nonqualified Savings Contribution with respect to the remaining portion of the Plan Year by use of a Participant Enrollment and Election Form.

      4.2 PAYROLL DEDUCTIONS. Nonqualified Savings Contributions shall be made through payroll deductions. The Participant may change the amount of his or her Nonqualified Savings Contribution amount effective only as of the first day of the calendar year immediately following the year in which an election to change the amount is made, by delivering to the Committee prior to the beginning of the calendar year a new Participant Enrollment and Election Form. Once made, a Nonqualified Savings Contribution payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form delivered to the Committee.

      4.3 TIMING OF CONTRIBUTION Nonqualified Savings Contributions shall be made at the same time and in the same manner as Savings Contributions.

              ARTICLE V - NONQUALIFIED EMPLOYER CONTRIBUTIONS

     5.1 NONQUALIFIED EMPLOYER CONTRIBUTION PERCENTAGE. The Participating Employers shall make a Nonqualified Employer Contribution on behalf of a Participant, and on account of the Participant's Nonqualified Savings Contributions for a Plan Year, at the same rate as the Employer Contribution to the Savings Plan for the Plan Year.

      5.2 TIMING OF MATCH. Nonqualified Employer Contributions shall be made at the same time and in the same manner as Employer Contributions to the Savings Plan.

             ARTICLE VI - PARTICIPATING EMPLOYER CONTRIBUTIONS

      6.1 PARTICIPATING EMPLOYER CONTRIBUTION. In its sole discretion, each Participating Employer shall make a Participating Employer Contribution on behalf of Participant, in an amount determined by the Participating Employer in accordance with (a) and/or (b) below:

            (a) A percentage of each Participant's Compensation for the Plan Year; and/or

            (b) A percentage of some or all of the Participant's Nonqualified Savings Contribution for the Plan Year.

     6.2 TIMING OF CONTRIBUTION. The Participating Employer Contributions shall be made as soon as administratively feasible after declared by the Board of Directors of each Participating Employer.

                        ARTICLE VII - PLAN ACCOUNTS

      7.1 ESTABLISHMENT OF ACCOUNTS. There shall be established and maintained by the Committee separate Accounts in the name of each Participant, as required and as described in this Article VII.

      7.2 NONQUALIFIED SAVINGS ACCOUNT. The Committee shall establish an Account to which are credited a Participant's Nonqualified Savings Contributions, which shall be deemed invested in Phantom Shares equal to the amount of the Participant's Nonqualified Savings Contributions divided by the Phantom Share value as of the most recent Valuation Date.

      7.3 NONQUALIFIED EMPLOYER CONTRIBUTION ACCOUNT. The Committee shall establish an Account to which are credited a Participant's Nonqualified Employer Contributions, which shall be deemed invested in Phantom Shares equal to the amount of the Participant's Nonqualified Employer Contributions divided by the Phantom Share value as of the most recent Valuation Date.

     7.4 PARTICIPATING EMPLOYER CONTRIBUTION ACCOUNT. The Committee shall establish an Account to which are credited a Participant's Participation Employer Contributions, which shall be deemed invested in Phantom Shares equal to the amount of the Participant's Participating Employer Contributions divided by the Phantom Share value as of the most recent Valuation Date.

     7.5 ALLOCATION OF INCOME. The Committee shall have the discretion to allocate such income, gains, or losses among Accounts pursuant to such allocation rules as the Committee deems to be reasonable and administratively practicable.

      7.6 ADJUSTMENTS TO NUMBER OF PHANTOM SHARES. If Frozen Food Express Industries, Inc. shall (i) declare a dividend or make a distribution on its outstanding shares of common stock in additional shares of stock, (ii) subdivide or reclassify the outstanding shares of stock into a greater number of shares of stock, or (iii) combine or reclassify the outstanding shares of stock into a lesser number of shares of stock, then the number of a Participant's Phantom Shares shall be adjusted immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, so that such number is increased or decreased as appropriate, in the sole discretion of the Committee, to reflect such event.

                 ARTICLE VIII - TRANSFERS TO SAVINGS PLAN

      8.1 IN GENERAL. A transfer made pursuant to this Article shall not constitute a Payment of Benefits, as that phrase is referenced in Article XI.

       8.2 NONQUALIFIED SAVINGS ACCOUNT TRANSFERS. As soon as administratively feasible after the end of a Plan Year, but in no event later than 2 1/2 months following the end of that Plan Year, the Committee shall transfer to the Savings Plan all the Nonqualified Savings Contributions credited to each Participant's Nonqualified Savings Account for that Plan Year, but in no event shall an amount be transferred that would cause the Savings Plan to exceed the ADP Restrictions for such Plan Year.

     8.3 NONQUALIFIED EMPLOYER CONTRIBUTION ACCOUNT TRANSFERS. As soon as administratively feasible after the end of a Plan Year, but in no event later than 2 1/2 months following the end of that Plan Year, the Committee shall transfer to the Savings Plan all the Nonqualified Employer
Contributions credited to each Participant's Nonqualified Employer Contribution Account for that Plan Year, but in no event shall an amount be transferred that would cause the Savings Plan to exceed the ACP Restrictions for such Plan Year.

      8.4 FREQUENCY OF TRANSFERS. In its sole discretion, the Committee may make multiple transfers under Sections 8.2 and 8.3 during the Plan Year.

      8.5 RESTRICTION. No transfer shall occur under Sections 8.2 or 8.3 unless the terms of the Savings Plan specifically provide that such transfers will be accepted.

      8.6 NON-TRANSFERABILITY. Except as expressly provided herein, the Phantom Shares and/or any rights or benefits under the Plan may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

                     ARTICLE IX - ALLOCATION OF FUNDS

      9.1 ALLOCATIONS OF CONTRIBUTIONS. As of each Valuation Date, each Participant's Account shall be credited with Nonqualified Savings Contributions and Nonqualified Employer Contributions in accordance with the allocation provisions of the Savings Plan. Nonqualified Employer Contributions shall only be allocated to those Eligible Employees who meet the requirements of receiving an allocation of Employer Contributions under the Savings Plan. As of the last day of the Plan year, each Participant's Account shall be credited with Participating Employer Contributions in accordance with the allocation method specified by the Participating Employer in accordance with Section 6.1(a) and/or (b) of the Plan. Participating Employer Contributions shall only be allocated to those Eligible Employees who are employed on the last business day of the Plan year, and each Eligible Employee who would have been an Eligible Employee on such day but for his death, Disability, Early Retirement, or Retirement during such year.

     9.1 ALLOCATION OF EARNINGS OR LOSSES ON ACCOUNTS. Each Participant's Account shall be deemed invested in Phantom Shares. The Participant's Accounts will be credited or debited with the increase or decrease in the price of a share of common stock of Frozen Food Express Industries, Inc. as quoted on the American Stock Exchange as of each Valuation Date. As of each Valuation Date, an amount equal to the net increase or decrease in such price of the shares since the preceding Valuation Date shall be allocated among all Participants' Accounts.

     9.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution under the Plan to a Participant or his or her Beneficiary or Beneficiaries, such distribution shall be charged to the applicable Participant's Account. The Participant's Account is valued upon a distribution based upon the Phantom Stock value as of the most recent Valuation Date.

      9.3 INTERIM VALUATIONS. If it is determined by the Committee that the Phantom Share value as of any date on which distributions are to be made differs materially from the Phantom Share value on the prior Valuation Date upon which the distribution is to be based, the Committee, in its discretion, shall have the right to designate any date in the interim as a Valuation Date, for the purpose of revaluing the Phantom Shares so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

                            ARTICLE X - VESTING

      10.1 NONQUALIFIED SAVINGS CONTRIBUTIONS. A Participant shall always be one hundred percent (100%) vested in amounts credited to his or her Nonqualified Savings Account.

      10.2 NONQUALIFIED EMPLOYER CONTRIBUTIONS. A Participant shall always have the same vesting percentage in his or her Nonqualified Employer Contribution Account as he or she has in his or her Employer Contribution Account under the Savings Plan. A Participant's Nonqualified Employer Contribution Account shall be one hundred percent (100%) vested immediately prior to a Change in Control (as defined in Section 11.2) of Frozen Food Express Industries, Inc.

     10.3 PARTICIPATING EMPLOYER CONTRIBUTIONS. A Participant shall always have the same vesting percentage in his or her Participating Employer Contribution Account as he or she has in his or her Employer Contribution Account under the Savings Plan. A Participant's Nonqualified Participating Employer Contribution Account shall be one hundred percent (100%) vested immediately prior to a Change in Control (as defined in Section 11.2) of Frozen Food Express Industries, Inc.

                     ARTICLE XI - PAYMENTS OF BENEFITS

      11.1 PAYMENTS OF BENEFITS. The benefit payable under this Plan on account of an Participant's termination of employment, retirement, disability, or death shall be distributed in a cash lump sum as soon as practicable and no later than sixty (60) days after the earlier of such termination of employment, retirement, incurrence of disability (as determined by the Committee), or death. Any death benefit payable under this Plan shall be payable to the Participant's Beneficiary.

      11.2 PAYMENT UPON CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, a Participant's Account shall be distributed to the Participant in a cash lump-sum within sixty (60) days after a Change in Control of Frozen Food Express Industries, Inc. For purposes of this section, a "Change in Control" shall mean the purchase or other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Act) of 50 percent or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally, or the approval of the stockholders of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated company's then outstanding securities, or a liquidation or dissolution or sale of all or substantially all of its assets.

                        ARTICLE XII - THE COMMITTEE

      12.1 COMMITTEE. The Committee shall administer, construe, and interpret this Plan and shall determine, subject to the provisions of this Plan in a manner consistent with the administration of the Savings Plan, the Eligible Employees who become Participants in the Plan from time to time and the amount, if any, due a Participant (or his or her Beneficiary) under this Plan. No member of the Committee shall be liable for any act done or determination made in good faith. No member of the Committee who is a Participant in this Plan may vote on matters affecting his or her personal benefit under this Plan, but any such member shall otherwise be fully entitled to act in matters arising out of or affecting this Plan notwithstanding his or her participation herein. In carrying out its duties herein, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and its determinations shall be given deference and shall be final and binding on all interested parties.

                       ARTICLE XIII - ADMINISTRATION

      13.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all actions and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

           (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

           (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

           (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

           (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

           (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of such firms or persons. The Committee shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. Further, the Committee may authorize one or more persons to execute any certificate or document on behalf of the Committee, in which event any person notified by the Committee of such authorization shall be entitled to accept and; conclusively rely upon any such certificate or document executed by such person as representing action by the Committee until such third person shall have been notified of the revocation of such authority.

     13.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Committee are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

      13.3 LITIGATION. Except as may be otherwise required by law, in any action judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

     13.4 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan, including any taxes payable by the Participating Employers in respect of the Plan shall be paid by the Participating Employers.

     13.5 CLAIMS PROCEDURE.

          (a) Notice of Claim. Any Eligible Employee or beneficiary, or the duly authorized representative of an Eligible Employee or beneficiary, may file with the Committee a claim for a Plan benefit. Such a claim must be in writing on a form provided by the Committee and must be delivered to the Committee, in person or by mail, postage prepaid. Within ninety (90) days after the receipt of such a claim, the Committee shall send to the claimant, by mail, postage prepaid, a notice of the granting or the denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension exceed ninety (90) days from the end of the initial period. If such an extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial ninety (90) day period. The Committee shall have full discretion to deny or grant a claim in whole or in part in accordance with the terms of the Plan. If notice of the denial of a claim is not furnished in accordance with this Section, the claim shall be denied and the claimant shall be permitted to exercise his or her right to review pursuant to Sections 13.5(c) and 13.5(d) of the Plan, as applicable.

          (b) Action on Claim. The Committee shall provide to every claimant who is denied a claim for benefits a written notice setting forth, in a manner calculated to be understood by the claimant:

                (i)   The specific reason or reasons for the denial;

                (ii) A specific reference to the pertinent Plan provisions on which the denial is based;

                (iii) A description of any additional material or information necessary of the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (iv) An explanation of the Plan's claim review procedure.

           (c) Review of Denial. Within sixty (60) days after the receipt by a claimant of written notification of the denial (in whole or in part) of a claim, the claimant or the claimant's duly authorized representative, upon written application to the Committee, delivered in person or by certified mail, postage prepaid, may review pertinent documents and may submit to the Committee, in writing, issues and comments concerning the claim.

           (d) Decision on Review. Upon the Committee's receipt of a notice of a request for review, the Committee shall make a prompt decision on the review and shall communicate the decision on review in writing to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision on review shall be made not later than sixty (60) days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than one hundred twenty
     (120) days after receipt of the request for review. If an extension is necessary, the claimant shall be given written notice of the extension by the Committee prior to the expiration of the initial sixty (60) day period. If notice of the decision on review is not furnished in accordance with this Section, the claim shall be denied on review.

     13.6 LIABILITY OF COMMITTEE, INDEMNIFICATION. To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

      13.7 EXPENSES. The cost of the establishment of the Plan and the adoption of the Plan by Participating Employers, including but not limited to legal and accounting fees, shall be borne by the Participating Employers.

     13.8 TAXES. All amounts payable hereunder shall be reduced by any and all Federal, state, and local taxes imposed upon an Eligible Employee or his or her beneficiary which are required to be paid or withheld by Participating Employers. The determination of Participating Employers regarding applicable income and employment tax withholding requirements shall be final and binding on the Eligible Employee.

      13.9 ATTORNEY'S FEES. The Participating Employers shall pay the reasonable attorney's fees incurred by any Eligible Employee in an action brought against a Participating Employer to enforce such Eligible
Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Eligible Employee prevails in such action.

                  ARTICLE XIV - MISCELLANEOUS PROVISIONS

      14.1 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that federal law preempts it application.

      14.2 NO EMPLOYMENT GUARANTEE. Nothing in the Plan shall be construed as an employment contract or a guarantee of continued employment with a Participating Employer.

       14.3 COUNTERPART EXECUTION. The Plan may be executed by the Participating Employers in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

       14.4 AMENDMENT; TERMINATION. The Board of Directors of FFE Transportation Services, Inc. shall have the power and right from time to time to modify, amend, or terminate the Plan, provided that no such change in the Plan may deprive a Participant of the amounts allocated to his or her Account or be retroactive in effect to the prejudice of any Participant.

      14.5 ADOPTION BY PARTICIPATING EMPLOYERS. Any Affiliate may, by resolution of its board of directors, adopt the Plan for its Eligible Employees, and thereby, from and after the effective date specified in such resolution, become a Participating Employer. It shall not be necessary for the Participating Employer to execute the Plan. The administrative powers and control of the Company, as provided in the Plan, including the right of amendment and of appointment and removal of the Committee, shall be the sole right of the Company and shall not be diminished by reason of the participation of any Participating Employer. Any Participating Employer may withdraw from the Plan at any time. Separate records shall be kept as to each Participating Employer.

      IN WITNESS WHEREOF, FFE TRANSPORTATION SERVICES, INC. has caused this Plan to be executed by its duly appointed officers on this 1st day of January, 1997.

ATTEST/WITNESS:                           FFE TRANSPORTATION  SERVICES, INC.

/s/Leonard W. Bartholomew                 By:    /s/ S. M. Stubbs, Jr.
-------------------------                        --------------------------
Secretary                                        President

Print Name:                                      Print Name:

Leonard W. Bartholomew                           S. M. Stubbs, Jr.
-------------------------                        --------------------------

                                           Date: January 1, 1997
                                                 --------------------------
[SEAL]